UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 2.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 13, 2014, Cryoport, Inc. (“Cryoport”) completed the offering to certain accredited investors of unsecured convertible promissory notes (the “Notes”). Subsequent to the issuances that were disclosed in Cryoport’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2013, which was filed on February 13, 2014, and through March 13, 2014, Cryoport issued additional Notes in the original principal amount of $1,042,000, pursuant to the terms of Subscription Agreements and Letters of Investment Intent (“Additional Notes”). During the entire offering, Cryoport issued Notes in the aggregate original principal amount of $1,793,000.

The Notes accrue interest at a rate of 5% per annum on a non-compounding basis. All principal and interest under the Notes will be due on June 30, 2014. Cryoport may not prepay the Notes and payments shall be on a pari passu basis.

In the event Cryoport designates and issues one or more securities while the Notes are outstanding, (“Subsequent Offering”), the Company will provide written notice to the holders of the notes and such holders will have a right to convert up to all of the principal and accrued unpaid interest on the notes into shares of such equity securities on the same terms as the Subsequent Offering during the ten days following the provision of such notice. The conversion price for these equity securities will be 90% of the offering price for the equity securities.

The Notes also include a provision that Cryoport may, at any time after January 31, 2014, offer to the holders of these notes the right to convert all or a portion of the principal and accrued interest into units consisting of shares and a warrant to purchase additional shares of Cryoport’s Common Stock. The number of shares issued upon conversion will be based on a conversion price that is equal to 70% of the average volume-weighted average price (“VWAP”) of Cryoport’s Common Stock for the ten (10) consecutive trading days immediately prior to the date of such offer. For each share issued in such conversion, the holder will be issued a warrant to purchase one share of Common Stock at an exercise price equal to the 110% of such average VWAP. The warrants will expire five years from issuance.

The description of the Notes included in this Item 2.03 is qualified in its entirety by the terms and conditions of the form of the Notes filed as an exhibit to Cryoport’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 2.03 above is incorporated herein by reference.

In connection with the issuance of the Additional Notes, Cryoport granted these investors warrants to purchase 521,000 shares of common stock at an exercise price of $0.49 per share. The warrants are exercisable on May 31, 2014 and expire on December 31, 2018. During the entire offering, Cryoport issued warrants to purchase 896,500 shares of common stock on the foregoing terms.

Emergent Financial Group, Inc. acted as the selling agent for the placement of the Notes and received a cash commission of $72,940 and a finance fee of an additional $20,840 with respect to the issuance of the Additional Notes for a total cash commission of $110,110 and a finance fee of an additional $31,460 in connection with the entire offering.

The sale and issuance of the Notes was completed in accordance with the exemption provided by Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act, in that such sale and issuance was made without any public offering to “accredited investors,” as that term is defined under Rule 501 of Regulation D of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: March 28, 2014	By:	/s/ Robert Stefanovich
Robert Stefanovich Chief Financial Officer